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                   AMENDED AND RESTATED DISTRIBUTION AGREEMENT

     AGREEMENT made this 30th day of June, 2003, between BNY HAMILTON FUNDS, INC., a Corporation organized under the laws of the State of Maryland (the "Corporation"), and BNY HAMILTON DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

                                   WITNESSETH:

     WHEREAS, the Corporation is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as a diversified open-end management investment company and it is in the interest of the Corporation to offer its shares for sale continuously and to appoint a principal underwriter for the purpose of facilitating such offers and sales;

     WHEREAS, the Corporation's Board of Directors has established the separate series of the Corporation set forth on Schedule A hereto, as such Schedule may be revised from time to time (each, a "Series");

     WHEREAS, the Corporation has adopted a Plan of Distribution pursuant to Rule 12b-1 in respect of the Investor Class or Classic Class of shares of each Series under the 1940 Act (a "12b-1 Plan"), and each Series may elect to make payments to the Distributor pursuant to such 12b-1 Plan; and

     WHEREAS, the Distributor has been duly appointed by the Corporation pursuant to separate agreements to serve as principal underwriter ("Prior Agreements") for each Series and each class of shares thereto (each, a "Class"); and

     WHEREAS, the Corporation and the Distributor wish to renew and continue the Prior Agreements pursuant to this Amended and Restated Agreement with respect to the continuous offering of each Series' shares of common stock, par value $.001 per share (the "Shares").

     NOW THEREFORE, the parties agree as follows:

     Section 1. Appointment of the Distributor.

     The Corporation hereby appoints or, as the case may be, continues the appointment of the Distributor as its exclusive underwriter in connection with the offering and sale of the Shares of all Series and Classes thereof on the terms set forth in this Agreement and the Distributor hereby accepts such appointment and agrees to act hereunder.

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     Section 2. Services and Duties of the Distributor.

     (a) The Distributor agrees to sell, as agent for each Series, from time to time during the term of this Agreement, Shares upon the terms described in the Prospectus. As used in this Agreement, the term "Prospectus" shall mean the prospectus in respect of a Series or a Class included as part of the Registration Statement, as such prospectus may be amended or supplemented from time to time, and the term "Registration Statement" shall mean the registration statement most recently filed from time to time by the Corporation with the Securities and Exchange Commission and effective under the 1933 Act and the 1940 Act, as such registration statement is amended by any amendments thereto at the time in effect.

     (b) Upon commencement of the Corporation's operations, the Distributor will hold itself available to receive orders, satisfactory to the Distributor, for the purchase of Shares and will accept such orders on behalf of each Series and will transmit such orders as are so accepted to the transfer and shareholder servicing agent for the Series as promptly as practicable. The Distributor shall promptly forward to the custodian for each Series funds received in respect of purchases of Shares in accordance with the instructions of the administrator for the Series. Purchase orders shall be deemed effective at the time and in the manner set forth in the Prospectus.

     (c) The offering price of each Series' Shares shall be based on the net asset value (as defined in the Articles of Incorporation of the Corporation and determined as set forth in the Prospectus) per Share next determined following receipt of an order, and shall be determined as set forth in the Prospectus. In the event a Series offers two or more Classes, the offering price of each Class shall be determined as set forth in the Prospectus. Each Series shall furnish or cause to be furnished to the Distributor, with all possible promptness, an advice of each computation of net asset value and, if different, the offering price.

     (d) The Distributor shall not be obligated to sell any certain number of Shares and nothing herein contained shall prevent the Distributor from entering into like distribution arrangements with other investment companies.

     (e) The Distributor shall have the right to enter into selected dealer agreements with registered and qualified securities dealers and other financial institutions of its choice for the sale of a Series' Shares, provided that the Series shall approve the form of such agreements. Within the United States, the Distributor shall offer and sell Shares only to such selected dealers as are members in good standing of the NASD. Shares sold to selected dealers shall be for resale by such dealers only at the offering price determined as set forth in the Prospectus.

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     Section 3. Duties of the Corporation.

     (a) The Corporation agrees to sell each Series' Shares so long as it has Shares thereof available for sale and to cause the Series' transfer and shareholder servicing agent to record on its books the ownership of (or deliver certificates, if any, for) such Shares registered in such names and amounts as the Distributor has requested in writing or other means of data transmission, as promptly as practicable after receipt by the Corporation of the net asset value thereof and written request of the Distributor therefor.

     (b) The Corporation shall keep the Distributor fully informed with regard to its affairs and shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of a Series' Shares, and this shall include one certified copy, upon request by the Distributor, of all financial statements prepared for the Series by independent accountants and such reasonable number of copies of its most current Prospectus and annual and interim reports as the Distributor may request and shall cooperate fully in the efforts of the Distributor to sell and arrange for the sale of the Shares and in the performance of the Distributor under this Agreement.

     (c) The Corporation shall take, from time to time, such steps, including payment of the related filing fee, as may be necessary to register its Shares under the 1933 Act to the end that there will be available for sale such number of Shares as the Distributor may be expected to sell. The Corporation agrees to file from time to time such amendments, reports and other documents as may be necessary in order that there may be no untrue statement of a material fact in a Registration Statement or Prospectus, or necessary in order that there may be no omission to state a material fact in the Registration Statement or Prospectus which omission would make the statements therein misleading.

     (d) The Corporation shall use its best efforts to qualify and maintain the qualification of an appropriate number of its Shares for sale under the securities laws of such states as the Distributor and the Corporation may approve, and, if necessary or appropriate in connection therewith, to qualify and maintain the qualification of the Corporation as a broker or dealer in such states; provided that the Corporation shall not be required to amend its Articles of Incorporation or Bylaws to comply with the laws of any state, to maintain an office in any state, to change the terms of the offering of the Shares in any state from the terms set forth in its Registration Statement and Prospectus, to qualify as a foreign corporation in any state or to consent to service of process in any state other than with respect to claims arising out of the offering of the Shares. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by the Corporation in connection with such qualifications.

     Section 4. Expenses.

     (a) Each Class shall bear all costs and expenses of the continuous offering of its Shares in connection with: (i) fees and disbursements of its counsel and independent

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accountants, (ii) the preparation, filing and printing of any registration statements and/or prospectuses required to be filed by and under the federal and state securities laws, (iii) the preparation and mailing of annual and interim reports, prospectuses and proxy materials to shareholders and (iv) the qualifications of Shares for sale under the securities laws of such states or other jurisdictions as shall be selected by the Corporation and the Distributor pursuant to Section 3(d) hereof and the cost and expenses payable to each such state for continuing qualification therein.

     (b) Unless the Corporation has adopted a 12b-l Plan in respect of a Series or a Class, and has elected to begin making payments thereunder, the Series or Class shall not, directly or indirectly, reimburse the Distributor for (i) the costs and expenses of preparing, printing and distributing any materials not prepared by the Corporation and other materials used by the Distributor in connection with its offering of the Shares of the Series or Class for sale to the public, including the additional cost of printing copies, at printer's over-run cost, of the Prospectus and of annual and interim reports to shareholders of the Series or Class other than copies thereof required for distribution to shareholders or for filing with any federal and state securities authorities and (ii) any expenses of advertising incurred by the Distributor in connection with such offering. In any event, the Series or Class shall not bear the expenses of registration or qualification of the Distributor as a dealer or broker under federal or state laws or the expenses of continuing such registration or qualification.

     Section 5. Compensation of the Distributor.

     The Distributor shall be entitled to such compensation, including sales loads and contingent deferred sales charges, if any, described in the Prospectus. In the event that the Corporation has adopted a 12b-l Plan in respect of a Series or a Class and has elected to make payments thereunder, the Distributor shall be entitled to compensation in accordance with such plan, provided that it otherwise complies with the terms and provisions thereof, and to make payments hereunder and thereunder to dealers that enter into selected dealer agreements under Section 2(e) above.

     Section 6. Indemnification.

     The Corporation agrees to indemnify, defend and hold the Distributor, its officers and directors and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers, directors or any such controlling person may incur under the 1933 Act, or under common law or otherwise, arising out of or based upon any untrue statement of a material fact contained in the Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, except insofar as such claims, demands, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or

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omission made in reliance upon and in conformity with information furnished in writing by the Distributor to the Corporation for use in the Registration Statement or Prospectus; provided, however, that this indemnity agreement, to the extent that it might require indemnity of any person who is also an officer or director of the Corporation or who controls the Corporation within the meaning of Section 15 of the 1933 Act, shall not inure to the benefit of such officer, director or controlling person unless a court of competent jurisdiction shall determine, or it shall have been determined by controlling precedent, that such result would not be against public policy as expressed in the 1933 Act; and further provided, that in no event shall anything contained herein be so construed as to protect the Distributor against any liability to the Corporation or to its security holders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of its reckless disregard of its obligations under this Agreement. The Corporation's agreement to indemnify the Distributor, its officers and directors and any such controlling person as aforesaid is expressly conditioned upon the Corporation's being promptly notified of any action brought against the Distributor, its officers or directors, or any such controlling person, such notification to be given to the Corporation at its principal business office. The Corporation agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issue and sale of any Shares.

     The Distributor agrees to indemnify, defend and hold the Corporation, its directors and officers and any person who controls the Corporation, if any, within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending against such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Corporation, its directors or officers or any such controlling person may incur under the 1933 Act or under common law or otherwise, but only to the extent that such liability or expense incurred by the Corporation, its directors or officers or such controlling person resulting from such claims or demands shall arise out of or be based upon any alleged untrue statement of a material fact contained in information furnished in writing by the Distributor to the Corporation for use in the preparation of the Registration Statement or Prospectus or shall arise out of or be based upon any alleged omission to state a material fact in such information or a fact necessary to make such information not misleading, it being understood that the Corporation will rely upon the information provided by the Distributor for use in the preparation of the Registration Statement and Prospectus. The Distributor's agreement to indemnify the Corporation, its directors and officers, and any such controlling person as aforesaid is expressly conditioned upon the Distributor's being promptly notified of any action brought against the Corporation, its directors or officers or any such controlling person, such notification to be given to the Distributor as its principal business office.

     Section 7. Compliance with Securities Laws.

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     The Corporation represents that it is registered as a diversified open-end management investment company under the 1940 Act, and agrees that it will comply with the provisions of the 1940 Act and of the rules and regulations thereunder. The Corporation and the Distributor each agree to comply with the applicable terms and provisions of the 1940 Act, the 1933 Act and, subject to the provisions of Section 3(d), applicable state "Blue Sky" laws. The Distributor agrees to comply with the applicable terms and provisions of the Securities Exchange Act of 1934.

     Section 8. Compliance with Laws/Access to Records

     Each of the Distributor and the Corporation acknowledges that it is a financial institution subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require, among other things, that financial institutions adopt compliance programs to guard against money laundering. Each represents and warrants to the other that it is in compliance with and will continue to comply with the AML Acts and applicable regulations in all relevant respects. Each of the Distributor and the Corporation agrees that it will take such further steps, and cooperate with the other, to facilitate such compliance, including, but not limited to, the provision of copies of its written procedures, policies and controls related thereto ("AML Operations"). The Distributor undertakes that it will grant to the Corporation, the Corporation's AML compliance officer and regulatory agencies reasonable access to copies of the Distributor's AML Operations and books and records pertaining to the Corporation. It is expressly understood and agreed that the Corporation and the Corporation's AML compliance officer shall have no access to any of the Distributor's AML Operations and books and records pertaining to other clients of the Distributor.

     Section 9. Term of Agreement: Termination.

     This Agreement shall commence on the date first set forth above. Unless earlier terminated in accordance with its terms, this Agreement shall continue in effect only so long as such continuance is specifically approved at least annually by the vote, cast in person, of a majority of the board of directors of the Corporation, including a majority of those directors who are not interested persons of the Corporation (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Agreement, the 12b-l Plan or any agreement related thereto.

     This Agreement shall terminate automatically in the event of its assignment (as defined by the 1940 Act). In addition, this Agreement may be terminated by either party at any time, without penalty, on not more than sixty days' nor less than thirty days' written notice to the other party.

     Section 10. Notices.

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     Any notice required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, (1) to the Distributor at BNY Hamilton Distributors, Inc., 3435 Stelzer Road, Suite 1000, Columbus, Ohio 43219, Attention: Mick Grunewald, or (2) to the Corporation at BNY Hamilton Funds, Inc., 3435 Stelzer Road, Suite 1000, Columbus, Ohio 43219, Attention: Secretary.

     Section 11. Governing Law.

     This Agreement shall be governed and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

                                          BNY HAMILTON DISTRIBUTORS, INC.


                                          By: /s/ Richard F. Froio
                                              ----------------------------------
                                              Richard F. Froio, Vice President


                                          BNY HAMILTON FUNDS, INC.


                                          By: /s/ Kevin J. Bannon
                                              ----------------------------------
                                              Kevin J. Bannon, President

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                    SCHEDULE A TO THE DISTRIBUTION AGREEMENT

Name of Series

BNY Hamilton Large Cap Equity Fund
BNY Hamilton Large Cap Growth Fund
BNY Hamilton Small Cap Growth Fund
BNY Hamilton International Equity Fund
BNY Hamilton Intermediate Government Fund
BNY Hamilton Intermediate Investment Grade Fund
BNY Hamilton Intermediate Tax-Exempt Fund
BNY Hamilton Intermediate New York Tax-Exempt Fund
BNY Hamilton Money Fund
BNY Hamilton Treasury Money Fund
BNY Hamilton New York Tax-Exempt Money Fund
BNY Hamilton Large Cap Growth CRT Fund
BNY Hamilton Small Cap Growth CRT Fund
BNY Hamilton International Equity CRT Fund
BNY Hamilton S & P 500 Index Fund
BNY Hamilton Large Cap Value Fund
BNY Hamilton U.S. Bond Market Index Fund
BNY Hamilton Enhanced Income Fund
BNY Hamilton Multi-Cap Equity Fund
BNY Hamilton High Yield Fund
BNY Hamilton Small Cap Core Equity Fund

Dated: As of March 1, 2005